UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  October 5, 2022

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	LTC	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. — Other Events

Wendy L. Simpson, Chairman and Chief Executive Officer of LTC Properties, Inc. (the “Company”), previously entered into a pre-arranged trading plan (“the 10b5-1 Plan”) pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s policies with respect to insider transactions.

Rule 10b5-1 provides that executives and other insiders may sell the securities of publicly traded companies on a regular basis pursuant to written plans that are entered into in good faith at a time when the plan participants are not aware of material non-public information and that otherwise comply with the requirements of Rule 10b5-1.

Under the 10b5-1 Plan, a broker-dealer is authorized to sell up to 83,672 shares of common stock of the Company owned by Ms. Simpson over a period from October 7, 2022 through November 1, 2022 or until all such shares are sold, unless the Plan is terminated earlier pursuant to its terms. If all shares covered by the 10b5-1 Plan are sold, Ms. Simpson’s ownership of common stock of the Company will still substantially exceed the level required under the Company’s stock ownership guidelines.

The purpose of the 10b5-1 Plan is to provide liquidity and investment diversification. In accordance with Rule 10b5-1, Ms. Simpson will have no discretion over the sales of her shares of common stock under the 10b5-1 Plan. Any sales under the 10b5-1 Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Except as may be required by law, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modifications or termination of any publicly announced trading plan.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: October 5, 2022	By:	/s/ Pamela Kessler
Pamela Kessler
Co-President, Chief Financial Officer and Secretary